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                                                             Exhibit 23(b)


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-8 of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2001. We also consent to the incorporation by reference in this Registration Statement of our report dated March 25, 2001 appearing in the Annual Report on Form 11-K of Telcordia Technologies Savings and Security Plan for the year ended December 31, 2000, our report dated March 25, 2001 appearing in the Annual Report on Form 11-K of Telcordia Technologies Savings Plan for Salaried Employees for the year ended December 31, 2000, our report dated May 9, 2001 appearing in the Annual Report on Form 11-K of AMSEC LLC Employees 401(k) Profit Sharing Plan for the year ended December 31, 2000, and our report dated May 11, 2001 appearing in the Annual Report on Form 11-K of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP


San Diego, California
October 15, 2001